Exhibit 1.1

FINANCIAL LIQUIDITY AGGREGATED SECURITIES TRUST, [     ] – [   ]

FINANCIAL LIQUIDITY AGGREGATED SECURITIES CERTIFICATES,
SERIES [     ] – [   ]

CREDIT SUISSE ASSET REPACKAGING DEPOSITOR LLC
(DEPOSITOR AND SPONSOR)

UNDERWRITING AGREEMENT

[ ], [ ]

Credit Suisse Securities (USA) LLC
11 Madison Avenue
New York, New York 10010

Morgan Keegan & Company, Inc.
Fifty N. Front Street
Memphis, Tennessee 38103

As Joint Bookrunners and Representatives of the
Several Underwriters named
on Schedule 1 hereto

Dear Sirs:

Credit Suisse Asset Repackaging Depositor LLC, a Delaware limited liability company (the “Depositor”), proposes to form a [New York common law][Delaware statutory] trust, Financial Liquidity Aggregated Securities Issuer [     ] – [   ] (the “Trust”), pursuant to the Standard Terms of Trust Agreement to be dated as of [                   ] (the “Standard Terms”), between the Depositor and [              ], as trustee (the “Trustee”) as supplemented by the Series Supplement to be dated as of [       ] (the “Series Supplement” and, together with the Standard Terms, the “Trust Agreement”), which will issue $[                  ] principal amount of its pass-through certificates (the “Certificates”) pursuant to the Trust Agreement.  The assets of the Trust will include, among other things, $[        ] of [      ] notes due [     ] (the “Underlying TLG Debt Securities”) issued by various entities (the “TLG Debt Securities Issuers”) each of which has represented that it is a “participating entity” (as defined in Section 370.2(g)(1) of the Federal Deposit Insurance Corporation (the “FDIC”) Program TLGP Rule (12 C.F.R. 370 (as may be amended or supplemented from time to time, the “TLGP Rule”)), and guaranteed by the FDIC under the FDIC’s Temporary Liquidity Guarantee Program (the “TLG Program”).  Each TLG Debt Securities Issuer will sell the related Underlying TLG Debt Securities to the Depositor pursuant to a securities purchase agreement, to be dated as of [           ], between the Depositor and the related TLG Debt Securities Issuer (each, a “Securities Purchase Agreement”).  The entities shown as Underwriters on Schedule 1 hereto will act as placement agents (the

 “Placement Agents”) of the Underlying TLG Debt Securities pursuant to placement agreements (the “Placement Agreements”) between the Placement Agents and the related TLG Debt Securities Issuer.  The Depositor will sell the Underlying TLG Debt Securities to the Trust on the Closing Date (as defined below) pursuant to the Trust Agreement, in exchange for the Certificates.

Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Trust Agreement.

At or prior to the time when sales to purchasers of the Certificates were first made to investors by the several Underwriters named in Schedule I hereto (the “Underwriters”), which was approximately [            ] on [                  ] (the “Time of Sale”), the Depositor had prepared the following information (collectively, the “Time of Sale Information”): the Preliminary Prospectus Supplement dated [                  ] to the Prospectus (as defined below) (the “Preliminary Prospectus”).  If, subsequent to the Time of Sale and prior to the Closing Date, such information included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and as a result investors in the Certificates may terminate their old “Contracts of Sale” (within the meaning of Rule 159 under the Securities Act of 1933, as amended (the “Securities Act”)) for any Certificates and the Underwriters enter into new Contracts of Sale with investors in the Certificates, then “Time of Sale Information” will refer to the information conveyed to investors at the time of entry into the first such new Contract of Sale, in an amended Preliminary Prospectus approved by the Depositor and the Representatives that corrects such material misstatements or omissions (a “Corrected Prospectus”) and “Time of Sale” will refer to the time and date on which such new Contracts of Sale were entered into.

This is to confirm the agreement concerning the purchase of the Certificates from the Depositor by the Underwriters.

1.           Representations, Warranties and Agreements of the Depositor.  The Depositor makes the representations and warranties set forth below.

(a)           A registration statement on Form S-3 (No. 333-157022) relating to the Certificates has been filed by Depositor with the Securities and Exchange Commission (the “Commission”) and has become effective and is still effective as of the date hereof under the Securities Act.  The Depositor proposes to file with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act (the “Securities Act Regulations”) a prospectus supplement dated [                  ] (the “Prospectus Supplement”) to the prospectus dated [                  ], relating to the Certificates and the method of distribution thereof.  Copies of such registration statement, any amendment or supplement thereto, such prospectus, the Preliminary Prospectus and the Prospectus Supplement have been delivered to you.  Such registration statement, including exhibits thereto, and such prospectus, as amended or supplemented to the date hereof, and as further supplemented by the Prospectus Supplement, are hereinafter referred to as the “Registration Statement” and the “Prospectus,” respectively.  The conditions to the use of a registration statement on Form S-3 under the Securities Act have been satisfied.  The Depositor has filed the Preliminary Prospectus and it has done so within the applicable period of time required under the Securities Act and the Securities Act Regulations.

(b)           The Registration Statement, at the time it became effective, any post-effective amendment thereto, at the time it became effective, and the Prospectus, as of the date of the Prospectus Supplement, complied and on the Closing Date will comply in all material respects with the applicable requirements of the Securities Act and the Securities Act Regulations.  The Registration Statement, as of the applicable effective date as to each part of the Registration Statement pursuant to Rule 430B(f)(2) and any amendment thereto, did not include any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.  The Preliminary Prospectus, as of its date and as of the Time of Sale, did not contain an untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The Prospectus, as of the date of the Prospectus Supplement and as of the Closing Date, does not and will not contain any untrue statement of a material fact and did not and will not omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The representations and warranties in the three preceding sentences do not apply to that information contained in or omitted from the Registration Statement or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriters’ Information (as defined herein).

(c)           The Time of Sale Information, at the Time of Sale, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Depositor makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with the Underwriters’ Information.

(d)           The documents incorporated by reference in the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as applicable, and the rules and regulations thereunder; and any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the Securities Act Regulations.

(e)           The Depositor has been duly organized and is validly existing as a limited liability company under the laws of the State of Delaware, and all filings required at the date hereof under the Delaware Limited Liability Company Act (6 Del. C. §18-101, et seq.) (the “LLC Act”) with respect to the due formation and valid existence of the Depositor as a limited liability company have been made; and the Depositor is duly qualified or registered as a foreign limited liability company to transact business and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of ownership of property or the conduct of business, and the failure to so qualify or register would have a materially adverse effect on the Depositor and now has the power, authority and legal right to acquire, own and sell the Underlying TLG Debt Securities.

(f)           The Depositor has the power and authority to execute and deliver this Agreement and to carry out the terms of this Agreement and the execution, delivery and performance by the Depositor of this Agreement has been duly authorized by the Depositor.

(g)           This Agreement has been duly executed and delivered by the Depositor.

(h)           The Depositor possesses all material licenses, certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now conducted by it and as described in the Prospectus, and the Depositor has not received notice of any proceedings relating to the revocation or modification of any such license, certificate, authority or permit which if decided adversely to the Depositor would, singly or in the aggregate, materially and adversely affect the conduct of its business, operations or financial condition.

(i)           The Certificates, when duly executed and authenticated and issued in accordance with the terms of the Trust Agreement and delivered and paid for, will be validly issued and outstanding and entitled to the benefits provided by the Trust Agreement. The [execution,] authentication [and delivery] of the Certificates by the Trustee will not violate the terms of the Trust Agreement.

(j)           To the knowledge of the Depositor, the execution, delivery and performance of this Agreement and the consummation by the Depositor of the transactions contemplated hereby shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice or lapse of time) a default under, the organizational documents of the Depositor, or any indenture, agreement or other instrument to which the Depositor is a party or by which the Depositor is bound, or violate any law or any order, rule or regulation applicable to the Depositor of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or any of its properties; and, to the knowledge of the Depositor, except for the registration of the Certificates under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Certificates by the Underwriters, no permit, consent, approval of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

(k)           To the knowledge of the Depositor, there are no proceedings or investigations pending or, to the knowledge of the Depositor, threatened before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Depositor or its properties (i) asserting the invalidity of this Agreement or the Certificates, (ii) seeking to prevent the issuance of any of the

Certificates or the consummation of any of the transactions contemplated by this Agreement, (iii) seeking any determination or ruling that, if determined adversely to the Depositor, is reasonably likely to materially and adversely affect the performance by the Depositor, of its obligations under, or the validity or enforceability of, the Certificates or this Agreement, or (iv) that may adversely affect the federal or state income, excise, franchise or similar tax attributes of the Certificates.

(l)           To the knowledge of the Depositor (i) is not in violation of its organizational documents, (ii) is not in default and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, agreement, mortgage, deed of trust or other instrument to which the Depositor is a party or by which the Depositor is bound or to which any of the Depositor’s property or assets is subject and (iii) is not in violation in any respect of any law, order, rule or regulation applicable to the Depositor or any of the Depositor’s property of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over it or any of its property, except, in the case of clauses (ii) and (iii), for any defaults or violations that would not, individually or in the aggregate, have a material adverse effect on (A) the performance by the Depositors of its obligations under, or the validity or enforceability of, the Certificates, the Basic Documents or this Agreement or (B) the condition (financial or otherwise), results of operations, business or prospects of the Depositor.

(m)           Neither the Depositor nor the Trust created by the Trust Agreement is an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(n)           At the Closing Date, the Certificates and the Trust Agreement will conform in all material respects to the descriptions thereof contained in the Prospectus.

(o)           [At the Closing Date, the Certificates will have been rated at least “AAA” by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”).]

(p)           [At the Closing Date, the Certificates will have been rated at least “Aaa” by Moody’s Investors Service, Inc. (“Moody’s”).]

(q)           [At the Closing Date, the Certificates will have been rated at least “AAA” by Fitch Investors Services. (“Fitch”).]

(r)           Any taxes, fees and other governmental charges in connection with the execution, delivery and issuance of the Basic Documents and the Certificates have been paid or will be paid at or prior to the Closing Date.

(s)           Neither the Depositor nor anyone acting on its behalf has taken any action that would require qualification of the Trust Agreement under the Trust Indenture Act of 1939, as amended, or the rules and regulations of the Commission thereunder.

(t)           Immediately prior to the sale of the Underlying TLG Debt Securities to the Trustee, the Depositor owned and had good title to the Underlying TLG Debt Securities free and clear of any lien, claim or encumbrance of any Person created by the Depositor;

(u)          The Depositor has received all consents and approvals required by the terms of the Underlying TLG Debt Securities for the sale to the Trustee of its interest and rights in the Underlying TLG Debt Securities as contemplated by the Trust Agreement; and

(v)          The Depositor has not assigned, pledged, sold, granted a security interest in or otherwise conveyed any interest in the Underlying TLG Debt Securities (or, if any such interest has been assigned, pledged or otherwise encumbered, it has been released), except such interests sold pursuant to the Trust Agreement.  The Depositor has not authorized the filing of and is not aware of any financing statements against the Depositor that includes a description of the Underlying TLG Debt Securities, other than any such filings pursuant to the Trust Agreement.  The Depositor is not aware of any judgment or tax lien filings against the Depositor.

(w)          As of the Time of Sale, the Depositor was not and as of the Closing Date is not, an “ineligible issuer,” as defined in Rule 405 under the Securities Act.

2.           Purchase by the Underwriters.  On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions set forth herein, the Depositor agrees to cause to be issued by the Trust and the Depositor agrees to sell to each of the Underwriters, severally and not jointly, and each of the Underwriters, severally and not jointly, agrees to purchase from the Depositor, the respective principal amount of Certificates set forth opposite the name of such Underwriter in Schedule 1 hereto at a purchase price equal to [    ]% of the principal amount thereof.

The Depositor shall not be obligated to deliver any of the Certificates except upon payment in full for all the Certificates to be purchased as provided herein.

Delivery of and payment for the Certificates shall be made at the office of Sidley Austin llp, New York, New York, or at such other place as shall be agreed upon by Credit Suisse Securities (USA) LLC and Morgan Keegan & Company, Inc., as Representatives of the Several Underwriters named herein (the “Representatives”), and the Depositor, at 9:00 A.M., New York time, on [              ], or at such other date or time, not later than five full business days thereafter, as shall be agreed upon by the Representatives and the Depositor (such date and time being referred to herein as the “Closing Date”).  On the Closing Date, the Depositor shall deliver or cause to be delivered to the Representatives for the account of each Underwriter the Certificates against payment to or upon the order of the Depositor of the purchase price in immediately available funds.  Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder.  Upon delivery, the Certificates shall be represented by one or more global certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”).  The interest of the beneficial owners of the Certificates will be represented by book-entries on the records of DTC and participating members thereof.  Definitive certificates representing the Certificates will be available only under limited circumstances.

3.           Further Agreements of the Depositor.  (a)  The Depositor agrees with each of the several Underwriters:

(i)           To file the Prospectus Supplement with the Commission pursuant to and in accordance with Rule 424(b) of the Securities Act Regulations within the time period prescribed by such rule and provide evidence satisfactory to the Representatives of such timely filing.

(ii)           During any period in which a prospectus relating to the Certificates is required to be delivered under the Securities Act: to advise the Representatives promptly of any proposal to amend the Registration Statement or amend or supplement the Prospectus and not to effect any such amendment or supplementation without the consent of the Representatives; to advise the Representatives promptly of (A) the effectiveness of any post-effective amendment to the Registration Statement, (B) any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information, (C) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceedings for that purpose, (D) the issuance by the Commission of any order preventing or suspending the use of any prospectus relating to the Certificates or the initiation or threatening of any proceedings for that purpose and (E) the receipt by the Depositor of any notification with respect to the suspension of the qualification of the Certificates for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and to use its reasonable best efforts to prevent the issuance of any such stop order or of any order preventing or suspending the use of any prospectus relating to the Certificates or suspending any such qualification and, if any such stop order or order of suspension is issued, to obtain the lifting thereof at the earliest possible time.

(iii)           If, during any period in which a prospectus relating to the Certificates is required to be delivered under the Securities Act, any event shall have occurred as a result of which the Prospectus, as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, when such Prospectus is delivered to a purchaser, not misleading, or if for any other reason it shall be necessary at such time to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representatives immediately thereof, and to promptly prepare and file with the Commission, an amendment or a supplement to the Prospectus such that the statements in the Prospectus, as so amended or supplemented will not, in the light of the circumstances, when the Prospectus is delivered to a purchaser, be misleading, or such that the Prospectus will comply with the Securities Act.

(iv)          To furnish promptly to the Representatives and counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith; and during the period described in paragraph (a)(iii) of this Section 3, to deliver promptly without charge to the Representatives such number of the following documents as the Representatives may from time to time reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and each of the Basic Documents) and (B) any preliminary prospectus supplement, including the Preliminary Prospectus, the Prospectus and any amendment or supplement thereto.

(v)           During any period in which a prospectus relating to the Certificates is required to be delivered under the Securities Act, to file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Depositor or the Representatives, be required by the Securities Act or requested by the Commission.

(vi)          For so long as any of the Certificates are outstanding or until such time as the Underwriters shall cease to maintain a secondary market in the Certificates, to furnish to the Underwriters (A) copies of all materials furnished by the Trust to the holders of the Certificates and all reports and financial statements furnished by the Trust to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder and (B) from time to time, such other information concerning the Depositor filed with any government or regulatory authority or national securities exchange which is otherwise publicly available as the Representatives may reasonably request and such other information concerning the Trust as the Representatives may reasonably request.

(vii)         Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Certificates for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Certificates; provided, that in connection therewith the Depositor shall not be required to qualify to do business or to file a general consent to service of process in any jurisdiction.

(viii)        During the period from the date of the Prospectus to and including the business day after the Closing Date, to not offer for sale, sell, contract to sell or otherwise dispose of, directly or indirectly, or file a registration statement for, or announce any offering of, any securities collateralized by, or evidencing an ownership interest in, a pool of debt securities guaranteed by the FDIC under the TLG Program without the prior written consent of the Representatives.

(ix)           For a period from the date of this Agreement until the retirement of the Certificates, to deliver to you the annual statement of compliance, the annual assessment of compliance and the annual independent certified public accountants’ report required to be furnished under the Trust Agreement, as soon as such statements and reports are furnished to the Depositor.

(x)            To cause the Trust to make generally available to Certificateholders and to the Underwriters as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Trust occurring after the effective date of the Registration Statement, which shall satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Commission promulgated thereunder.

(xi)           To file or cause the Trustee to file on behalf of the Trust, on a timely basis, any documents and any amendments thereof as may be required to be filed by it pursuant to the Exchange Act.

(xii)          To file with the Commission the final terms of the Certificates pursuant to Rule 433(d)(5) of the Securities Act in the form attached hereto as Exhibit A (the “Final Term Sheet”).

(b)           The Depositor agrees with each of the several Underwriters that to the extent, if any, that the ratings provided with respect to the Certificates by Moody’s and S&P are conditional upon the furnishing of documents or the taking of any other actions by the Depositor, to furnish such documents and take any such other actions.

4.           Written Communications.

(a)           It is understood that, subject to the terms and conditions hereof, the Underwriters propose to offer the Certificates for sale to the public as set forth in the Prospectus.

(b)           The Depositor represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Depositor and the Representatives, it has not made and will not make any offer relating to the Certificates that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the SEC.  Any such free writing prospectus consented to in writing by the Depositor and the Representatives is referred to herein as a “Permitted Free Writing Prospectus.”  The Depositor represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.  “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Certificates in the form filed or required to be filed by the Depositor with the SEC or, if not required to be filed, in the form retained in the Depositor’s records pursuant to Rule 433(g).

(c)           Subject to the consent of the Representatives required in Section 4(b), the Depositor will prepare the Final Term Sheet and will file such Final Term Sheet within the period required by Rule 433(d)(5)(ii) following the date such final terms have been established for the Certificates.  Any such Final Term Sheet is an Issuer Free Writing Prospectus and a Permitted Free Writing Prospectus for purposes of this Agreement.  Notwithstanding anything to the contrary contained herein, the Depositor consents to the use by any Underwriter of a free writing prospectus (each, an “Underwriter Free Writing Prospectus”) that contains only (i) (A) information describing the preliminary terms of the Certificates or their offering or (B) information that describes the final terms of the Certificates or their offering and that is or is to be included in the Final Term Sheet or (ii) other customary information that is not “issuer information” as defined in Rule 433(h)(2), or that is not otherwise an Issuer Free Writing Prospectus; provided that (x) no such Underwriter Free Writing Prospectus shall include information that conflicts with information in the Registration Statement, the Preliminary Prospectus or the Prospectus and not superseded or modified; (y) such Underwriter Free Writing Prospectus shall contain the legend required by Rule 433(c)(2); and (z) the Underwriters using the Underwriter Free Writing Prospectus shall retain the free writing prospectus for the period required by Rule 433(g) of the Securities Act or any successor provision.

(d)           Neither the Depositor nor any Underwriter shall disseminate or file with the Commission any information relating to any Certificates in reliance on Rule 167 or 426 under the Securities Act, nor shall the Depositor or any Underwriter disseminate any Underwriter Free Writing Prospectus “in a manner reasonably designed to lead to its broad unrestricted dissemination” within the meaning of Rule 433(d) under the Securities Act.

(e)           In the event the Depositor becomes aware that, as of the Time of Sale, any Time of Sale Information contains or contained any untrue statement of material fact or omits or omitted to state a material fact necessary in order to make the statements contained therein (when read in conjunction with all Time of Sale Information) in light of the circumstances under which they were made, not misleading (a “Defective Prospectus”), the Depositor shall promptly notify the Representatives of such untrue statement or omission no later than one business day after discovery and the Depositor shall, if requested by the Representatives, prepare and deliver to the Underwriters a Corrected Prospectus.

(f)           In the event that any Underwriter shall incur any costs to any investor in connection with the reformation of the Contract of Sale with such investor that received a Defective Prospectus, the Depositor agrees to reimburse such Underwriter for such costs.

5.           Conditions of Underwriters’ Obligations.  The respective obligations of the several Underwriters hereunder are subject to the accuracy, when made and on the Closing Date, of the representations and warranties of the Depositor contained herein, to the accuracy of the statements of the Depositor made in any certificates pursuant to the provisions hereof, to the performance by the Depositor of its obligations hereunder, and to each of the following additional terms and conditions:

(a)           Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with to the reasonable satisfaction of the Representatives; and the Depositor shall have filed the Prospectus Supplement and the Preliminary Prospectus and the final terms of the Certificates with the Commission pursuant to Rule 424(b) and Rule 433 of the Securities Act, as applicable, within the time period prescribed by such rules.

(b)           All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Certificates, each of the Basic Documents, the Registration Statement and the Prospectus, and all other legal matters relating to such agreements and the transactions contemplated hereby and thereby shall be satisfactory in all material respects to counsel for the Underwriters, and the Depositor shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(c)           The Trust Agreement shall have been duly executed and delivered by the Depositor and the Trustee and [the Certificates shall have been duly executed, authenticated and delivered by the Trustee][the Certificates shall have been duly executed and delivered by the Depositor and duly authenticated by the Trustee].

(d)           Each Securities Purchase Agreement shall have been duly executed and delivered by the Depositor, the related TLG Debt Securities Issuer and the Trustee.

(e)           Each Placement Agreement shall have been duly executed and delivered by the related TLG Debt Securities Issuer and the Placement Agents.

(f)           Sidley Austin llp, counsel to the Depositor, shall have furnished to the Representatives their written opinion, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Representatives and their counsel.

(g)           [              ], counsel to the Trustee, shall have furnished to the Representatives their written opinion, as counsel to the Trustee, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Representatives and their counsel.

(h)           The Representatives shall have received a certificate, dated the Closing Date, of any of the Chairman of the Board, the President, any Senior Vice President, any Vice President or the chief financial officer of the Depositor stating that (i) the representations and warranties of the Depositor contained in this Agreement and the Basic Documents to which it is a party are true and correct on and as of the Closing Date, (ii) the Depositor has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder and under such agreements at or prior to the Closing Date, (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of his or her knowledge, are contemplated by the Commission, and (iv) since December 31, 2008, there has been no material adverse change in the financial position or results of operations of the Depositor or any change, or any development including a prospective change, in or affecting the condition (financial or otherwise), results of operations, business or prospects of the Depositor except as set forth in or contemplated by the Registration Statement and the Prospectus.

(i)           The Representatives shall have received a certificate of the Trustee, signed by one or more duly authorized officers of the Trustee, dated the Closing Date, as to the due authorization, execution and delivery of the Trust Agreement by the Trustee and the due execution, authentication and delivery of the Certificates by the Trustee thereunder.

(j)           [The Representatives shall have received a letter from S&P stating that the Certificates have received a rating of “AAA”.]

(k)          [The Representatives shall have received a letter from Moody’s stating that the Certificates have received a rating of “Aaa”.]

(l)           [The Representatives shall have received a letter from Fitch stating that the Certificates have received a rating of “AAA”.]

(m)         Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following:  (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Depositor and its subsidiaries taken as a whole which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market the Certificates; (ii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representatives, impractical to market or to enforce contracts for the sale of the Certificates, whether in the primary market or in respect of dealings in the secondary market; (iii) any suspension or material limitation of trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market, or any setting of minimum or maximum prices for trading on such exchange; (iv) any banking moratorium declared by any U.S. federal or New York State authorities; (v) any major disruption of settlements of securities, payment, or clearance services in the United States or (vi) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Certificates or to enforce contracts for the sale of the Certificates.

(n)           The conditions to closing each Placement Agreement and each Securities Purchase Agreement shall have been satisfied or waived by the Placement Agents; provided, however, that if the sale of Underlying TLG Debt Securities (the “Cut-back TLG Securities”) representing, in the aggregate, less than [  ]% (the “Threshold Amount”) of the aggregate principal amount of all Underlying TLG Debt Securities is not consummated because of the failure by one or more TLG Debt Securities Issuers to satisfy the conditions of its or their sale, the Depositor will reduce the aggregate principal amount of the Certificates to be sold by this Agreement by the aggregate principal amount of the Underlying TLG Debt Securities sales that were not consummated, and the aggregate principal amount of Certificates that each Underwriter is severally obligated to purchase under this Agreement will be reduced in the respective proportions which the principal amount of the Certificates set forth opposite the name of each Underwriter in Schedule 1 hereto bears to the aggregate principal amount of Certificates set forth opposite the names of all of the Underwriters in Schedule 1 hereto.

(o)           Except with respect to any Cut-back TLG Securities, the Representatives shall have received satisfactory evidence that the Underlying TLG Debt Securities have been delivered to the Trustee pursuant to the terms of the Trust Agreement.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.  The Depositor will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably requests.

6.           Termination.

(a)           The obligations of the Underwriters hereunder may be terminated by the Representatives, in their absolute discretion, by notice given to and received by the Depositor or the Bank prior to delivery of and payment for the Certificates if, prior to that time, any of the events described in Section 5(m) shall have occurred or any of the other conditions described in Section 5 shall not be satisfied.  The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Closing Date or otherwise.

(b)           Notwithstanding anything to the contrary contained herein, if TLG Debt Securities Issuers representing an aggregate principal amount of Underlying TLG Debt Securities equal to or greater than the Threshold Percentage, fail to satisfy all of the conditions of the sale of their Underlying TLG Debt Securities to the Depositor, the obligations of the Underwriters hereunder will terminate automatically.

7.           Defaulting Underwriters.  If any Underwriter or Underwriters default in their obligations to purchase Certificates hereunder on the Closing Date and the aggregate principal balance of Certificates that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal balance of Certificates that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Depositor for the purchase of such Certificates by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Certificates that such defaulting Underwriters agreed but failed to purchase on such Closing Date.  If any Underwriter or Underwriters so default and the aggregate principal balance of Certificates with respect to which such default or defaults occur exceeds 10% of the total principal balance of Certificates that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives and the Depositor for the purchase of such Certificates by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Depositor, except as provided in Section 7 and Section 12.  As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section.  Nothing herein will relieve a defaulting Underwriter from liability for its default.

8.           Reimbursement of Underwriters’ Expenses.  If (a) notice shall have been given pursuant to Section 6(a) terminating the obligations of the Underwriters hereunder, (b) the obligations of the Underwriters shall have terminated automatically pursuant to Section 6(b), (c) the Depositor shall fail to tender the Certificates for delivery to the Underwriters for any reason permitted under this Agreement or (d) the Underwriters shall decline to purchase the Certificates for any reason permitted under this Agreement, the Depositor shall reimburse the Underwriters for the fees and expenses of their counsel and for such other out-of-pocket expenses as shall have been reasonably incurred by them in connection with this Agreement and the proposed purchase of the Certificates, and upon demand the Depositor shall pay the full amount thereof to the Representatives.  If this Agreement is terminated pursuant to Section 7 by reason of the default of one or more Underwriters, the Depositor shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

9.           Indemnification.

(a)           The Depositor will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Preliminary Prospectus (including any Corrected Prospectus) or in any amendment or supplement thereto as of any time, the Prospectus or in any amendment or supplement thereto or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any Issuer Free Writing Prospectus, when considered together with the Preliminary Prospectus), and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Depositor will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with any Underwriters’ Information, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b)           Each Underwriter will severally and not jointly indemnify and hold harmless the Depositor, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Depositor within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”), against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Preliminary Prospectus (including any Corrected Prospectus) or in any amendment or supplement thereto as of any time, the Prospectus or in any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with Underwriters’ Information, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only information furnished by any Underwriter through the Representatives (the “Underwriters’ Information”) consists only of the information in the second sentence in the [eleventh] paragraph of text under the caption “Underwriting–General” in the Preliminary Prospectus and the Prospectus Supplement.

(c)           Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above.  In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation provided, however, such indemnified party shall have the right to employ its own counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party, unless:  (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party; (ii) the indemnifying party has failed promptly to assume the defense and employ counsel reasonably satisfactory to the indemnified party; or (iii) the named parties to any such action (including any impleaded parties) include both such indemnified party and the indemnifying party or any affiliate of the indemnifying party, and such indemnified party shall have reasonably concluded that either (x) there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party or such affiliate of the indemnifying party or (y) a conflict may exist between such indemnified party and the indemnifying party or such affiliate of the indemnifying party (it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to a single firm of local counsel) for all such indemnified parties, which firm shall be designated in writing by the Representatives and that all such reasonable fees and expenses shall be reimbursed as they are incurred). No indemnifying party shall be liable for any settlement of any such action effected without its written consent, which shall not be unreasonably withheld, but if settled with its written consent or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d)           If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Depositor on the one hand and the Underwriters on the other from the offering of the Certificates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Depositor on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Depositor on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Depositor bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Depositor or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.  The Depositor and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9(d).

10.           Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Depositor and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Depositor and their respective successors and the controlling persons and officers and directors referred to in Section 9 and their heirs and legal Representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

11.           Expenses.  The Depositor agrees with the Underwriters to pay (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Certificates and any taxes payable in connection therewith; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any preliminary prospectus supplement (including the Preliminary Prospectus), the Prospectus and any amendment or supplement to the Prospectus, including, without limitation, the Prospectus Supplement, all as provided in this Agreement; (d) the costs of printing, reproducing and distributing this Agreement and any other underwriting and selling group documents and the Final Term Sheet by mail, telex or other means of communications; (e) the fees and expenses of qualifying the Certificates under the securities laws of the several jurisdictions as provided in Section 3(a)(vii) and of preparing, printing and distributing Blue Sky Memoranda (including related fees and expenses of counsel to the Underwriters); (f) any fees charged by [Moody’s, S&P and Fitch] for rating the Certificates; (g) [all fees and expenses of the Trustee and their respective counsel]; (h) the amounts set forth in Section 4(f); and (i) all other costs and expenses incident to the performance of the obligations of the Depositor under this Agreement; provided, however, that except as otherwise provided in this Section 11 and in Section 8, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Certificates which they may sell and the expenses of advertising any offering of the Certificates made by the Underwriters.

12.           Survival.  The respective indemnities, rights of contribution, agreements, representations, warranties and agreements of the Depositor and the Underwriters contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Certificates and shall remain in full force and effect, regardless of any (i) termination or cancellation of this Agreement, (ii) any investigation made by or on behalf of any of them or any person controlling any of them or (iii) acceptance of and payment for the Certificates.

13.           Notices, etc.  All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)           if to the Underwriters, shall be delivered or sent by mail or facsimile transmission and confirmed to c/o Credit Suisse Securities (USA) LLC, 11 Madison Avenue, New York, New York 10010, Attention:  Helena Willner; and

(b)           if to the Depositor, shall be delivered or sent by mail or facsimile transmission and confirmed to the address of the Depositor set forth in the Registration Statement, Attention: General Counsel.

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.  The Depositor shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by the Representatives.

14.           Definitions of Certain Terms.  For purposes of this Agreement, “business day” means any day on which the New York Stock Exchange, Inc. is open for trading.

15.           Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PROVISIONS (OTHER THAN

SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

The Depositor hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  The Depositor irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

16.           Representatives.  The Representatives will act for the several Underwriters in connection with this Agreement, and any action under this Agreement taken by the Representatives will be binding upon all the Underwriters.

17.           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

18.           Headings.  The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

19.           No Fiduciary Duty.  The Depositor acknowledges and agrees that

(a)           the Underwriters have been retained solely to act as Underwriters in connection with the sale of Notes and that no fiduciary, advisory or agency relationship between the Depositor and the Underwriters has been or will be created in respect of any of the transactions contemplated by this Agreement or the Prospectus, irrespective of whether the Underwriters have advised or are advising the Depositor on other matters, and no Underwriter has any obligation to the Depositor with respect to the offering contemplated by this Agreement except the obligations expressly set forth in this Agreement;

(b)           the price and terms of the Certificates set forth in this Agreement was established by the Depositor following discussions and arms-length negotiations with the Underwriters and the Depositor is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)           the Depositor has been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Depositor and that the Underwriters have no obligation to disclose such interests and transactions to the Depositor by virtue of any fiduciary, advisory or agency relationship;

(d)           no Underwriter has provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby or the TLGP and the Depositor has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate; and

(e)           it will not claim that any Underwriter has rendered advisory services of any nature or respect, or owes an agency, fiduciary or similar duty to the Depositor, in connection with such transaction or the process leading thereto and the Depositor waives, to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Depositor in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Depositor, including stockholders, employees or creditors of the Depositor.

If the foregoing is in accordance with your understanding of the agreement between the Depositor and the several Underwriters, kindly indicate your acceptance in the space provided for that purpose below.

Very truly yours,

CREDIT SUISSE ASSET REPACKAGING DEPOSITOR LLC

		By:	__________________________________
Name:
Title:
Accepted:

CREDIT SUISSE SECURITIES (USA) LLC

By:	_____________________________
Authorized Signatory

MORGAN KEEGAN & COMPANY, INC.

By:	_____________________________
Authorized Signatory

Acting on behalf of themselves and as
the Representatives of the several
Underwriters

SCHEDULE 1

Underwriter	Principal Amount of Certificates
Credit Suisse Securities (USA) LLC	$[ ]
Morgan Keegan & Company, Inc.	$[ ]
[ ]	$[ ]
[ ]	$[ ]
[ ]	$[ ]
[ ]	$[ ]
Total	$[ ]

EXHIBIT A

Filed pursuant to Rule 433(d)
Registration Statement No. [        ]

FINAL TERM SHEET, dated [                    ]

Financial Liquidity Aggregated Securities Issuer, [      ]-[      ]
Issuing Entity
Credit Suisse Asset Repackaging Depositor LLC
Depositor and Sponsor

The issuing entity will own a pool of [fixed][floating] rate senior [unsecured] debt securities (other than mandatory convertible debt) (the “TLG debt securities”) of eligible Trusts guaranteed under the Federal Deposit Insurance Corporation’s (“FDIC”) Temporary Liquidity Guarantee Program (“TLG Program”), that satisfy certain criteria, and will issue the series 2009 –[ ] pass-through certificates with an aggregate principal balance of $[      ].

The underlying TLG debt securities–

•
will each bear interest at a [fixed rate of [__]% per annum][a floating rate based on [the commercial paper rate][the Federal Funds rate][the Treasury rate][the prime rate][LIBOR], plus [  ]%], payable [monthly][quarterly][semi-annually] in arrears on each [[     ], and [    ]], commencing [        ],

•	[will each mature on [____], 20[ ]], and

•	will not be subject to redemption at the option of the related TLG debt securities issuer or repayment at the option of the holders thereof prior to their stated maturity.

The certificates are not guaranteed by and do not represent obligations of the FDIC under the FDIC’s Temporary Liquidity Program.  The underlying TLG debt securities are guaranteed under the FDIC’s Temporary Liquidity Guarantee Program and are backed by the full faith and credit of the United States.  The details of the FDIC guarantee are provided in the FDIC’s regulations, 12 C.F.R. Part 370, as amended, and at the FDIC’s Web site, http://www.fdic.gov/tlgp.  The expiration date of the FDIC’s guarantee is the earlier of the maturity date of the underlying TLG debt securities or December 31, 2012 for TLG debt security issuers that are insured depository institutions and other participating entities that have issued senior unsecured debt under the TLG Program prior to April 1, 2009.  For all other participating entities, the FDIC’s guarantee will expire on the earlier of June 30, 2012 (or, if approval is obtained from the FDIC, December 31, 2012) or the maturity date of the underlying TLG Debt Securities.

Ratings (Moody’s/S&P):	Aaa/AAA
CUSIP:	[ ]
Trade Date:	[ ]
Settlement Date:	[ ]

Joint Bookrunners

Credit Suisse	Morgan Keegan & Company, Inc.
[               ]
[               ]
[               ]

The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity, and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free [                     ].

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.